                                                                  EXHIBIT 10.12

DATED
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                        (1) BURFORD (BERKELEY) LIMITED

                 (2) BURFORD (BERKELEY) NOMINEE 1 LIMITED AND
                     BURFORD (BERKELEY) NOMINEE 2 LIMITED

                            (3) SCIENT CORPORATION

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                               DEED OF RELEASE OF
                      LEASING AGREEMENT DATED 23 MAY 2000
                          AND ANCILLARY DOCUMENTS AND
                               LETTERS OF CREDIT

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                            (ALTHEIMER & GRAY LOGO)
                           SOLICITORS & U.S. LAWYERS

                                 7 Bishopsgate
                                     London
                                    EC2N 3AR

                            Tel: +44 (0)20 7786 5700
                            Fax: +44 (0)20 7786 0000

THIS DEED OF RELEASE is made the             day of                    2002

BETWEEN

1 BURFORD (BERKELEY) LIMITED (Company Registration number 3794879) whose registered office is at 20 Thayer Street, London W1M 6DD ("Burford Berkeley");

2 BURFORD (BERKELEY) NOMINEE 1 LIMITED (Company Registration No 4219996) and BURFORD (BERKELEY) NOMINEE 2 LIMITED (Company Registration No 4220078) whose registered offices are at 20 Thayer Street London W1M ("the Landlord"); and

3 SCIENT CORPORATION whose principal office is situate at One Front Street, 28th Floor, San Francisco, California, United States of America ( "Scient Corp").


WHEREAS

(A) This Deed is supplemental to the Leasing Agreement whereby, inter alia, Burford Berkeley agreed to grant and Scient Corp agreed to accept leases of the Premises and both parties entered into various other obligations.

(B) The property known as 50 Berkeley Street, London W1 (including the Premises) was transferred by Burford Berkeley to the Landlord on 19 June 2001 and is held by the Landlord on trust for Burford Berkeley.

(C) In consideration of the Termination Premium the Landlord, Burford Berkeley and Scient Corp have agreed to release all of the provisions of the Leasing Agreement and to procure the cancellation of the Letters of Credit and the Supplemental Deeds upon the terms and conditions hereinafter contained

NOW THIS DEED WITNESSES as follows:-

1.       DEFINITIONS

         In this Deed:

1.1      "APPLICATION" has the meaning given thereto in Clause 11 of this Deed;

1.2      "FURNITURE" means the furniture now situate at the Third Floor
         Premises

1.3 "LANDLORD'S SOLICITORS" means Clifford Chance Limited Liability Company of 200 Aldersgate Street, London EC1A 4JJ (reference:
         RMK/CXJM).

1.4 "LEASING AGREEMENT" means the Leasing Agreement dated 23rd May 2000 between (1) Burford Berkeley Limited (2) Scient Corporation and (3) Burford Group Plc the Supplemental Deeds and all other deeds and documents supplemental to the Leasing Agreement (excluding this Deed).

1.5 "LETTERS OF CREDIT" means the letters of credit [issued by Wells Fargo Bank, N.A. and confirmed by HSBC Bank Plc and numbered NZS 408451 (formerly S751101), NZS 408477 (formerly S751102) and NZS 408488
         (formerly S751103) together with all amendments thereto].

1.6 "PREMISES" means the aggregate of the First Floor Premises, the Second Floor Premises and the Third Floor Premises as defined in the Leasing Agreement.

1.7 "SCIENT CORP GROUP" means Scient Corp and subsidiaries and subsidiary undertakings of from time to time of Scient Corp and any holding company and parent undertakings from time to time of Scient Corp and any subsidiaries and subsidiary undertakings of such holding companies or parent undertakings.

1.8 "SUPPLEMENTAL DEEDS" means three supplemental deeds each dated 23rd May 2000 between (1) Burford Berkeley Limited and (2) Scient Corporation relating to the provision of security for the proposed leases of the Premises.

1.9 "TENANT'S SOLICITORS" means Altheimer & Gray, 7 Bishopsgate, London EC2N 3AR (reference: MH).

1.10     "TERMINATION PREMIUM" means (pound)4,400,000.


1.11 "WORKING DAY" means any day (other than a Saturday and Sunday) on which clearing banks in the City of London are open to the public for the transaction of business.

2.       INTERPRETATION

2.1      The headings used in this Agreement do not affect its construction.

2.2      In this Deed unless the context otherwise requires:-

         2.2.1 any obligation by a party comprising more than one person is joint and several;

         2.2.2 any word importing an individual includes a company and vice versa;

2.3 References in this Deed to any person shall (where appropriate and unless the context otherwise requires) be deemed at any time when that person is treated as a member of a group for the purposes of sections 43 to 43C of the Value Added Tax Act 1994 to include a reference to the representative member of such group.

2.4 At any time when any party to this Deed is a trustee of a trust relating to the Premises, then in relation to transactions entered into by such person in connection with the Premises which fall to be treated in accordance with paragraph 8 of Schedule 10 to the Value Added Tax Act 1994, references in this Deed to such person shall (where appropriate and unless the context otherwise requires) be construed, where such references occur in the context of VAT, as references to any beneficiary under such trust.

3.       RELEASE

3.1 In consideration of the payment of the Termination Premium paid or to be paid at the direction of the Landlord and Burford Berkeley by Scient Corp to Burford Berkeley (the receipt of (pound)4,400,000 of which is hereby acknowledged), the Landlord and Burford Berkeley each with full title guarantee release Scient Corp from all their obligations contained in and all liabilities whatsoever under the Leasing Agreement or otherwise in respect of the Premises or any part thereof whether past present or future including for the avoidance of doubt all actions, costs, claims, demands and liabilities in respect of any outstanding breaches of such obligations and liabilities.

3.2 Scient Corp releases the Landlord, Burford Berkeley and Burford Group plc from all their obligations contained in the Leasing Agreement including for the avoidance of doubt all actions, costs, claims, demands and liabilities in respect of any outstanding breaches of their respective obligations contained in these documents.

4.       CONSEQUENCES OF RELEASE

         The Leasing Agreement is hereby terminated and each party's rights and obligations under the Leasing Agreement, the Supplemental Deeds and all documents supplemental to each of them (including without limitation the obligations to grant and take leases of the Premises) cease immediately and each party will have no further liability and no liability in respect of any antecedent breach or claim.

5. Notwithstanding the termination of the Leasing Agreement and the Supplemental Deeds all the provisions of this Agreement shall continue in full force and effect to the extent of anything that remains to be performed or observed hereunder

6.       LETTERS OF CREDIT

         Burford Berkeley shall execute all necessary documents and take all necessary actions to procure that each of the Letters of Credit are released and cancelled with immediate effect. Burford Berkeley warrants that it is solely and beneficially entitled to the whole benefit of the Letters of Credit and each of them, that it has not and shall not assign the benefit of charge or otherwise deal in any way with any of the Letters of Credit.

7.       OVERPAID RENT

         On the date that the sum of (pound)4,400,000 in respect of the Termination Premium is paid, the Landlord shall refund any rents service charge and insurance rent and VAT thereon paid by Scient Corp in respect of the period after that date.

8.       CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999

         Nothing in this Deed confers or purports to confer on any third party any benefit or any right to enforce any term of the Deed pursuant to the Contract (Rights of Third Parties) Act 1999.

9.       JURISDICTION

         The provisions of this Deed shall be subject to English Law.

10.      FURNITURE

10.1 The Furniture shall be removed by Scient Corp within 25 days of the date on which this Deed becomes unconditional .

11.      VAT

11.1 Subject to the provisions of this clause 11, the Termination Premium shall be deemed to be exclusive of any VAT chargeable on any supply or supplies for which it is (the whole or part of) the consideration for VAT purposes ("the Burford Supply").

11.2 Scient Corp shall pay Burford Berkeley as additional consideration for the Burford Supply an amount equal to the VAT chargeable on the Burford Supply, such payment to be made in accordance with this clause 11 and only to the extent that Scient Corp receives payment from HM Customs & Excise in respect of such VAT pursuant to the Application.

11.3 Subject to sub-clauses 11.4 and 11.6 of this Deed, at Burford Berkeley's request received within one year of the date of this Deed, Scient Corp shall make an application to HM Customs & Excise to obtain repayment under Part XXI of the Value Added Tax Regulations 1995 from HM Customs & Excise in respect of any VAT chargeable on the Burford Supply ("the Application").

11.4     Scient Corp:

         11.4.1 subject to the terms of this clause 11, shall pursue the Application with reasonable diligence and care;

         11.4.2   shall not be obliged to take any action under this clause 11:

                  (a)      which in its reasonable opinion:

                           (i) would be illegal or would constitute a material misrepresentation or negligence, recklessness or fraud; or

                           (ii) would involve formally appealing against any decision of HM Customs & Excise to the Application;

                  (b) once HM Customs & Excise have determined in writing that in their view the consideration from Burford Berkeley to Scient Corp for the Termination Payment falls outside the scope of VAT;

         11.4.3 shall keep Burford Berkeley informed of all material matters relating to the Application and provide Burford Berkeley with copies of all material correspondence sent and received in respect thereof;

         11.4.4 shall provide Burford Berkeley with copies of all material correspondence relating to the Application which it intends to submit to HM Customs & Excise and give consideration to any comments which Burford Berkeley may have in respect of the same provided Burford Berkeley has sent its comments to Scient Corp in writing within a reasonable time before the time at which Scient Corp is to or is required to submit the relevant correspondence to HM Customs & Excise;

11.5 If Scient Corp receives any repayment of VAT pursuant to the Application, it shall pay the amount it receives to Burford Berkeley within 10 Business Days of receipt.

11.6 Burford Berkley shall provide all such information which is in its possession or control and shall procure the provision of all such information which is in the possession or control of any person connected with it which Scient Corp requests in writing and which is reasonably necessary for Scient Corp to discharge its obligations under this clause 11.

IN WITNESS whereof the parties hereto have executed this document as a Deed.


EXECUTED as a DEED by                        )
BURFORD (BERKELEY)                           )
LIMITED acting by a director                 )
 and its secretary or by two directors       )
                                             )

Director/Secretary: /s/ Teresa White

Director: /s/ Julian Gleek

EXECUTED as a DEED by               )
BURFORD (BERKELEY)                  )
NOMINEE 1 LIMITED                   )
acting by a
director and its secretary or by two directors)

Director/Secretary: /s/ Terresa White

Director: /s/ Julian Gleek



EXECUTED as a DEED by               )
BURFORD (BERKELEY)                  )
NOMINEE 2 LIMITED                   )
acting by a director and its secretary)
 or by two directors)Director/Secretary:

Director: /s/ Julian Gleek



EXECUTED as a DEED by               )
SCIENT CORPORATION                  )
acting by:-                         )


/s/ Jacques Tortoroli
-------------------------------------------
Jacques Tortoroli (Chief Financial Officer)

                                                             Scient Corporation
                                                                    ***

     Certain information omitted and filed separately with the Commission pursuant to confidential treatment request under
                          Rule 406 of the Commission.

                       LEASE AMENDMENT, LEASE TERMINATION
                     AND SECURITY RELINQUISHMENT AGREEMENT

         This Lease Amendment, Lease Termination and Security Relinquishment Agreement (the "AGREEMENT") is made by and between ***, a Delaware limited liability company ("LANDLORD"), and SCIENT CORPORATION, a Delaware corporation ("TENANT").

                                    RECITALS

         A. Landlord and Tenant have entered into the following written lease documents (collectively, and as amended hereby, the "LEASE") for certain premises (the "PREMISES") located at ***, New York, New York (the "BUILDING").

         - Lease dated April 14, 2000, by which Tenant leased Premises consisting of approximately *** rentable square feet located on the ***;

         - Letter (on or about) July 28, 2000, by which Tenant exercised its expansion option;

         - Letter of August 22, 2000, captioned "Notice of Initial Expansion Space," by which the Premises were expanded to include 23,778 rentable square feet located *** floors of the Building;

         - First Amendment to Lease and Surrender Agreement dated as of December 4, 2001, by which Tenant surrendered the *** floors of the Building; and

         -        Settlement Agreement made as of December 4, 2001.

         B. Taking into account the foregoing Lease documents, the Premises now consist of all of *** rentable square feet.

         C. Pursuant to the terms and provisions of Article 34 of the Lease (as amended), Landlord is presently holding as security for the performance of Tenant's obligations under the Lease the following
(collectively, and as otherwise amended with Landlord's consent, the "LETTER OF CREDIT"):

         - Norwest Bank Minnesota, National Association ("NORWEST"), Letter of Credit No. S751079 in the amount of $15,524,740, issued April 27, 2000 (the "NORWEST L/C");

         - Amendment to Norwest L/C issued by Wells Fargo Bank Minnesota, National Association ("WELLS MINNESOTA"), as successor to Norwest, stating that the face amount of the Norwest L/C has been increased to a new total of $18,140,320;

         - Notice dated August 21, 2001, given by Wells Minnesota, stating that Norwest has changed its name to Wells Fargo Bank Minnesota, National Association and that the Norwest L/C is now identified as Wells Fargo Bank Letter of Credit No. NZS408042 (the "WELLS MINNESOTA L/C");

         - Amendment Number 1 dated December 6, 2001, relating to Wells Minnesota L/C and decreasing its amount to $15,943,480; and

         - Amendment Number 2 dated January 15, 2002, changing the name of the beneficiary of the Wells Minnesota L/C to "***"

         D. Under the terms of the Lease, the Lease terminates on the 15th anniversary of the Rent Adjustment Date, as more fully described in the Lease. As of the date of this Agreement, if the Lease terminated due to the occurrence of an Event of Default under the Lease by Tenant, Landlord and Tenant acknowledge that Landlord's damage claims against Tenant, as calculated and determined in accordance with the Lease and applicable law, would exceed the amount of the Letter of Credit and Tenant's annual rental obligation to Landlord exceeds $7,500,000.

         E. The parties have disagreed about whether Tenant has taken possession or has deemed to have taken possession of any part of the Premises. Nothing in this Agreement constitutes an admission, acknowledgment, or waiver by either party regarding that issue.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. All defined terms as used in this Agreement shall have the same meanings as set forth in the Lease. Landlord and Tenant represent, warrant and covenant to the other that Recitals A through E are true and accurate in all material respects.

         2. The Lease shall be fully and finally surrendered and terminated and be of no further force or effect on, from, and after the "Termination Date" (as hereinafter defined). Effective as of the Termination Date, Tenant waives, surrenders, and relinquishes such rights of possession or occupancy, if any, as Tenant has under the Lease. The parties acknowledge, however, that they have not resolved whether Landlord has in fact delivered any of the Premises to Tenant.

         3. Upon the execution of this Agreement, Tenant acknowledges and agrees that Landlord shall be and be deemed to be entitled to make a draw under the Letter of Credit (the "DRAW") in the amount of $14,100,000 (the "RETAINED PROCEEDS") and Landlord agrees that it shall on or before the end of the second business day following the day upon which the parties execute this Agreement make the Draw. Contemporaneously with the making of such Draw, Landlord shall inform Wells Minnesota, in writing, that following the payment of the Retained

Proceeds to Landlord in good and immediately available funds, the Letter of Credit shall be discharged and of no further force and effect.

         4. As used herein, "TERMINATION DATE" shall mean the date when both: (a) Landlord has received the Retained Proceeds in good and immediately available funds; and (b) (x) Landlord shall have delivered the Letter of Credit for discharge (with notice to Tenant) with respect to the balance of funds represented thereby within two business days following Landlord's draw thereunder as contemplated by the provisions of Section 3 hereof and (y) the applicant under the Letter of Credit and/or Tenant (if a different entity) receives written confirmation thereof.

         5. On the Termination Date, Landlord and Tenant (which shall include Scient, Inc., a Delaware corporation, for purposes of this paragraph) shall each be, except as specifically provided herein, fully and unconditionally released and discharged from their respective obligations arising from or in connection with the provisions of the Lease, including, but not limited to, any rights Tenant may have to the unfunded balance (if any) of Landlord's Contribution. Except as specifically provided herein, this Agreement shall fully and finally settle all demands, charges, claims, accounts, or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that arose out of or in connection with the Lease. This Agreement constitutes a mutual release with respect to the Lease. The release of liability contained in this paragraph shall not preclude Landlord from enforcing any indemnification rights it has against Tenant under the Lease for any lien, charge, encumbrance or claim against the Premises or claim against Landlord for which Tenant is responsible.

         6. The parties agree that the Retained Proceeds represent agreed liquidated damages and are intended to compensate Landlord for the detriment to Landlord resulting from the early termination of the Lease, and consideration for Landlord's agreement to terminate the Lease on the Termination Date. The Retained Proceeds do not constitute rent under the Lease but instead constitute a negotiated settlement payment on account of Tenant's early termination of the Lease. Provided the Lease is terminated and the parties are released as provided herein, the Retained Proceeds shall be and remain the sole property of Landlord, and Tenant hereby forever waives, relinquishes and disclaims any interest in the Retained Proceeds. Tenant irrevocably consents to the Draw. Tenant agrees that the Draw complies with Article 34 of the Lease and with the Letter of Credit. If, for any reason, the Retained Proceeds (or any portion thereof) are rescinded or must be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant (the "DISGORGED PROCEEDS"), then Landlord may, at its option (1) (a) elect to treat the Lease (or any part of the Lease as Landlord designates) as being reinstated and in default; and (b) exercise Landlord's rights and remedies for default under the Lease; and/or (2) require Tenant to pay Landlord upon demand an amount equal to the Disgorged Proceeds, and Tenant shall immediately do so, provided that any payment pursuant to this clause (2) shall not be duplicative of any payment pursuant to clause (1) above.

         7. On the Termination Date, to the extent (if any) that Tenant is in possession, or is deemed to be in possession, of the Premises: (a) Tenant shall surrender possession of the Premises to Landlord pursuant to the provisions of the Lease that relate to the surrender of the

Premises except that with respect to the condition of the Premises and/or any obligation to perform work at the Premises or the Building, the Premises shall be delivered in its current "as is" condition and Tenant shall have no obligation to perform any such work; and (b) if Tenant fails to surrender such possession on the Termination Date, WITH TIME BEING OF THE ESSENCE, then without limiting Landlord's other rights and remedies Tenant shall upon demand pay Landlord holdover rent in accordance with Section 22.2 of the Lease.

         8. Each party represents that except as expressly identified and set forth in the Lease it has not made any assignment (except pursuant to Landlord's mortgage(s) of the Building and any related assignment(s) of leases), sublease, transfer, conveyance, or other disposition of the Lease, or interest in the Lease, or any claim, demand, obligation, liability, action, or cause of action arising from the Lease.

         9. Section 35.3 of the Lease is incorporated by reference as if set forth in full, and shall apply to all claims of Tenant against Landlord, and all obligations of Landlord, arising under this Agreement.

         10. The parties have read this Agreement and the releases contained herein, and on advice of counsel they have freely and voluntarily entered into this Agreement.

         11. If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and costs of suit.

         12. Tenant represents that it has dealt with no broker in connection with this Agreement (other than ***). Tenant shall hold Landlord harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by Tenant of this representation provided that Tenant's indemnity shall not extend to any claim made by *** ("***"), under any written agreement between *** and Landlord (or any of Landlord's affiliates). Landlord shall hold Tenant harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to or under any written agreement between *** and Landlord (or any of Landlord's affiliates). In addition, Tenant shall hold Landlord harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to or under any written agreement between *** and Tenant (or any of Tenant's affiliates).

         13. This Agreement shall be binding on and inure to the benefit of the parties and their successors.

         14. This Agreement may be signed in counterpart or duplicate copies or via facsimile transmission, and any signed counterpart or duplicate copy or executed facsimile copy hereof shall be equivalent to a signed original for all purposes. The parties acknowledge that, although each party shall endeavor to provide to the other signed original counterparts of this Agreement, any failure to deliver such originals shall not affect the enforceability of fully-executed facsimile counterparts hereof.

         15. Each of Landlord and Tenant represents and warrants to the other party that (a) such party has the full power, capacity, authority and legal right to execute and deliver this Agreement, (b) the person executing this Agreement on behalf of such party has the full right and authority to execute this Agreement on behalf of such party and to bind such party; (c) as of the date set forth beneath such party's signature below, any and all necessary consents or approvals of any third party (including the lenders to each party) respecting this Agreement have been obtained; and (d) this agreement does not violate any agreement, document, instrument, or judgment by which such party is bound.

         16. Landlord and Tenant each agree that the terms of this Agreement shall be maintained in strict confidence and no disclosure of such information will be made, whether before or after the Termination Date, except to such attorneys, accountants, lenders, prospective investors and others as are reasonably required to evaluate and consider the transaction evidenced by this Agreement. Nothing in this paragraph shall prevent Landlord or Tenant from disclosing any information otherwise deemed confidential under this paragraph either: (a) in connection with any enforcement of this Agreement or (b) pursuant to any legal requirement, any statutory reporting requirement, or any auditing or accounting disclosure requirement. Notwithstanding the above, in no event may Tenant (and/or Scient, Inc.) refer in any disclosure which may occur pursuant to clause (b) above to Landlord, Landlord's affiliates, the Premises and/or the Building.

         17. As of the date hereof, Landlord represents and warrants that it has not executed and delivered a lease or written agreement regarding occupancy of the Premises or any part of the Premises by any person except Tenant.

         18. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

                                  *  *  *  *

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement in quadruplicate on the dates set forth below and this Agreement shall be binding as of the latter of such dates.

LANDLORD:                                 TENANT:


***,                                      SCIENT CORPORATION,
a Delaware limited liability company      a Delaware corporation



By: /s/                                   By: Jacques Tortorli
   ---------------------------------         -----------------------------------
Its:                                      Its: CFO
    --------------------------------          ----------------------------------
Date: February 1, 2002                    Date: January 31, 2002


The undersigned has joined in the execution and delivery of the foregoing Agreement for the purposes set forth in Sections 5 and 16 thereof.


SCIENT INC., a Delaware corporation



By: Jacques Tortorli
   ---------------------------------
Its: CFO
    --------------------------------
Date: January 31, 2002

                 TERMINATION, RELEASE AND SETTLEMENT AGREEMENT

         THIS TERMINATION, RELEASE AND SETTLEMENT AGREEMENT (this "AGREEMENT") is made and entered into this 20th day of March, 2002 ("Termination Date"), by and between TMG/ONE MARKET, L.P., a Delaware limited liability partnership ("LANDLORD") and SCIENT CORPORATION, a Delaware corporation ("TENANT").

                                   RECITALS:

         A. Landlord and Tenant entered into an Amended and Restated Lease dated as of April 23, 2001, as amended by a First Amendment to Amended and Restated Office Lease dated as of September 28, 2001 ("LANDMARK LEASE") for those certain premises described in the Landmark Lease ("LANDMARK PREMISES") and located at The Landmark @ One Market Street, in the City of San Francisco, County of San Francisco, and State of California ("LANDMARK").

         B. Landlord and Tenant had previously entered into an Office Sublease dated as of April 30, 2000, as amended by a First Amendment to Office Sublease dated April 23, 2001 and as further amended by a Second Amendment to Office Sublease dated as of September 28, 2001 ("ANNEX SUBLEASE") for those certain premises described in the Annex Sublease ("ANNEX PREMISES") and located at The Annex @ One Market Street, in the City of San Francisco, County of San Francisco, and State of California ("ANNEX"). The Annex Sublease and the Landmark Lease shall be collectively referred to in this Agreement as the "LEASE". The Landmark Premises and the Annex Premises shall be collectively referred to in this Agreement as the "PREMISES".

         C. Landlord and Epicentric, Inc. ("EPICENTRIC") entered into a Lease dated as of April 23, 2001 ("EPICENTRIC LEASE") for certain premises at the Landmark previously leased to Tenant. As a condition to entering into the Epicentric Lease, Landlord required Tenant to guaranty the obligations of Epicentric under the Epicentric Lease and Tenant executed a Lease Guaranty dated as of April 23, 2001 ("EPICENTRIC GUARANTY").

         D. Landlord and Autodesk, Inc. entered into a Lease dated as of September 28, 2001 ("AUTODESK LEASE") for certain premises at the Landmark previously leased to Tenant and a Sublease dated as of September 28, 2001 ("AUTODESK SUBLEASE") for certain premises at the Annex previously subleased to Tenant. As a condition to Landlord entering into the Autodesk Lease and Autodesk Sublease, Landlord required Tenant to guaranty the obligations of Autodesk under the Autodesk Lease and Autodesk Sublease and Tenant executed a Lease Guaranty dated as of September 28, 2001 ("AUTODESK GUARANTY").

         E. Tenant has breached the Lease by failing to pay to Landlord the Rent due on March 1, 2002. Tenant's failure to pay Rent after the cure period provided for in the Lease entitles Landlord to elect, among several remedies available to Landlord, to terminate the Lease.

         F. As a result of Tenant's failure to pay Rent due on March 1, 2002, Landlord has exercised its right to draw $4,839,721.00 under that certain Standby Letter of Credit Number

5751008 issued by Wells Fargo Bank Minnesota, National Association (the "Letter of Credit") as permitted under the Lease.

         G. Landlord has advised Tenant that Landlord does not desire to terminate the Lease due to the unfavorable leasing market in San Francisco and the substantial economic loss that Landlord will incur in connection with any such termination.

         H. Tenant and Landlord further acknowledge that in connection with Tenant's default and the termination of the Lease, Landlord would contend that its damages would be in excess of the Letter of Credit, and that Tenant would dispute such contention. As a result of such dispute, litigation would likely ensue.

         I. Accordingly, Landlord and Tenant desire to avoid such possible litigation and the parties desire to terminate the Lease and settle Landlord's claim to damages arising out of the termination.

         NOW, THEREFORE, in reliance upon the above Recitals which are incorporated by reference herein and made a part hereof, and for good and valuable consideration, the receipt whereof and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Termination of the Lease. The Lease is hereby terminated and canceled on and as of the Termination Date. The rights of Tenant to occupy the Premises, and the rights of Tenant under the Lease, shall automatically and without further action on the part of Landlord terminate at 8:00 a.m. on the Termination Date. Not later than 8:00 a.m. on the Termination Date, Tenant shall surrender possession of the Premises, and shall deliver exclusive possession and occupancy thereof and all keys thereto, to Landlord. The Premises shall be surrendered in their AS-IS condition, with all faults. All personal property located on the Premises as of 8:00 a.m. on the Termination Date shall automatically be deemed transferred, conveyed and assigned to Landlord and Tenant shall have no further rights, title or interest in or to any such personal property. Tenant shall cooperate with Landlord to execute any additional documents that Landlord may require to memorialize the transfer of any such personal property.

         2. Guarantees. The Epicentric Guaranty and the Autodesk Guaranty shall terminate and be null and void and of no force or effect from and after the Termination Date. The provisions of this Paragraph 2 shall only be effective upon receipt by Landlord of written approval of this Paragraph 2 by the current lender on the property. Tenant shall remain fully obligated under the Autodesk Guaranty and the Epicentric Guaranty until such approval is obtained.

         3. Rent. Tenant shall have no further obligation to pay Rent from and after the Termination Date.

         4. Mutual Releases. Tenant for itself and for its officers, members, employees, agents, successors and assigns, forever releases Landlord and its officers, members, employees, agents, successors and assigns, and Landlord for itself and its officers, members, employees, successors and assigns, forever releases Tenant and its members, officers, employees, agents, successors ands assigns, from and against any and all claims, causes of action, demands, damages and liability of any kind whatever, whether known or unknown, liquidated or unliquidated, existing or arising in any manner from the beginning of time and continuing to and including the Termination Date, including, but not limited to, any claims which were or could have been alleged in connection with the Landmark Lease, Annex Sublease, Epicentric Guaranty and Autodesk Guaranty or the negotiation of such instruments or the transactions contemplated thereby, provided that the foregoing releases shall not extend to claims arising out of the Letter of Credit, or the rights, obligations, representations and warranties made by each of the respective parties in this Agreement.

         5. Landlord Representations. Landlord represents and warrants that (i) Landlord has not sold, assigned, transferred, hypothecated or in any other manner conveyed to any other person or entity Landlord's interest in the Landmark Lease, Annex Sublease, Epicentric Guaranty and Autodesk Guaranty; (ii) Landlord has the authority to enter into this Agreement and the consent of any necessary third parties, including Landlord's lenders, has been obtained; and
(iii) this Agreement does not violate or conflict with any agreement to which Landlord is bound.

         6. Tenant Representations. Tenant represents and warrants as of the date hereof and as of the Termination Date that (i) Tenant owns and holds the entire interest of the Tenant under the Lease and the Subtenant under the Sublease; (ii) Tenant has not pledged its interest in the Lease or the Annex Sublease as collateral or otherwise sold, transferred, assigned or subleased all or any portion of the Landmark Lease or Annex Sublease; (iii) Tenant has not received and has no notice of any claim, injury or cause of action which has occurred, whether or not filed, by or for any party, relating to the Landmark Lease or Annex Sublease (other than claims of Landlord and claims, if any, of parties claiming by, through or under Landlord); (iv) No contracts for the furnishing of any labor or materials with respect to improvements or alterations in or about the Landmark Premises or Annex Premises have been awarded by Tenant or are outstanding that have not been performed and satisfied; (v) There are no subleases, concessions or other rights of use and occupancy of the Landmark Premises or Annex Premises by, through or under Tenant and no cause of action against Landlord exists as of the date hereof nor will exist hereafter by any party to a sublease, concession or agreement for use or occupancy by, through or under Tenant based on inducing the breach of a contract with respect to same; (vi) Tenant has not done or suffered to be done anything whereby the Landmark Premises or Annex Premises or Landlord's title thereto are in any manner encumbered or charged; and (vii) Tenant has full authority to execute and deliver this Agreement.

         7. Warrants. Provided Landlord obtains its lender's consent to release Tenant from the Epicentric Guaranty and the Autodesk Guaranty, Tenant shall deliver to Landlord warrants to purchase 50,000 shares of stock of Scient, Inc. in the form of EXHIBIT A attached hereto. Such warrants shall be delivered to Tenant promptly after the date Landlord notifies Tenant that it has obtained lender consent.

         8. Payments. Tenant shall pay Landlord the sum of $850,000 ("PAYMENT"), in installments, as follows:

                  (a)      $250,000 on June 17, 2002; and

                  (b) $50,000 on March 15, 2003, and on the 15th day of each calendar quarter thereafter (e.g., June 15, September 15, December 15, March 15) through and including December 15, 2005, for a total of $600,000.

         9. Default. If Tenant fails to make any payment due under Paragraph 8 above within five (5) days after the date such payment is due, and such failure continues for five (5) business days after written notice from Landlord to Tenant, Landlord's sole remedy shall be to pursue such action at law to collect any unpaid amounts then due or otherwise enforce the provisions of this Agreement.

         10. Reinstatement. Notwithstanding any provision of this Agreement to the contrary, if any portion of the amount drawn down on the Letter of Credit in connection with Tenant's default is challenged and recovered from Landlord, or if for any reason whatsoever Landlord is obligated to reimburse Tenant for all or any portion of any such amount, then automatically, without any action by Landlord or Tenant, Landlord's claim against Tenant for damages for Tenant's default and the termination of the Lease shall be reinstated, but Landlord's recovery shall be limited to $5,689,721, less amounts retained by Landlord. This provision shall be of no force and effect beginning on the ninety-first (91st) day after the date Landlord draws down on the Letter of Credit provided that Tenant has not declared bankruptcy within such ninety-one (91) day period.

         11. Notices. All notices required or permitted to be given hereunder shall be in writing and delivered by Federal Express or similar overnight carrier or by daytime courier or mailed postage prepaid by certified mail, return receipt requested, addressed to Landlord or Tenant, as the case may be, as follows:

                  If to Landlord:     TMG/One Market, L.P.
                                      100 Bush Street, Suite 2600
                                      San Francisco, California  94104

                  If to Tenant:       Scient Corporation
                                      79 Fifth Avenue
                                      New York, New York 10003
                                      Attention: Chief Financial Officer and
                                      General Counsel

                  with a copy to:     Altheimer & Gray
                                      10 South Wacker Drive
                                      Chicago, Illinois  60606
                                      Attention: Bradley M. Falk, Esq.

or to such other additional or different address or addresses as is given to the other party not less than ten (10) days in advance. Notice shall be deemed delivered on the date received or rejected in the return receipt or on the date delivered or attempted to be delivered by courier or overnight carrier.

         12. Broker Indemnification. The parties represent and warrant to each other that it has not dealt with any broker in connection with this Agreement. Each party covenants and agrees to indemnify and hold each other harmless from and against any and all claims, liabilities, obligations, costs, expenses, including, without limitation, attorneys' fees, arising from a breach of the foregoing representation.

         13. Sole Agreement. This Agreement constitutes the sole and complete agreement between the parties with respect to the matters covered hereby and this Agreement supersedes any prior or contemporaneous agreements, understandings or undertakings, written or oral, by or between the parties. This Agreement may be modified only by a writing signed by all parties. Should legal action be necessary to enforce this Agreement or any portion of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' fees.

         14. Counterparts and Interpretation. This Agreement may be executed in two or more counterparts and such counterparts together shall constitute one and the same instrument binding upon all the parties hereto notwithstanding that all of such parties may not have executed the same counterpart. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

                          [The Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


LANDLORD:                                 TENANT:
TMG/ONE MARKET, L.P.,                     SCIENT CORPORATION,
a Delaware limited partnership            a Delaware corporation



By: Martin/One Market, LLC,               By: /s/ Jacques Tortoli
    a California limited                     -----------------------------------
        liability company                 Its: CFO
    Its General Partner                       ----------------------------------

    By: TMG Partners,
        a California corporation
        Its Managing Member



        By: /s/ Cathy Greenwold
           -------------------------
        Its: EVP
            ------------------------

                                   EXHIBIT A

                           Warrants to Purchase Stock

                                 [See Attached]

                               WARRANT AGREEMENT

                                    between

                                  Scient, Inc.

                                      and

                               TMG/Landmark, L.P.

                                  Dated as of

                                 April 15, 2002

                               WARRANT AGREEMENT

         This WARRANT AGREEMENT is dated as of April 15, 2002 (the "Agreement") and entered into by and between Scient, Inc., a Delaware corporation (the "Company"), and TMG/Landmark, L.P. ("Martin" and together with subsequent holders of the Warrants subject hereto, a "Holder").

         WHEREAS, for good and valuable consideration, the Company is issuing to Martin warrants (these warrants and any warrants delivered in substitution or exchange therefor as provided herein are collectively referred to as, the "Warrants") to purchase up to an aggregate of 50,000 shares (subject to adjustment as provided herein) of the Company's fully paid and non-assessable Common Stock (as defined below) (as so adjusted, the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Certain Definitions. For purposes of this Agreement, the following terms have shall have the meanings set forth below:

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in New York.

         "Common Stock" means (i) the Company's common stock, par value $0.0001 per share, (b) any securities of the Company which the holders of the Company's common stock, par value $0.0001 per share, shall be entitled to receive, or shall have received, in connection with any stock splits, stock dividends or similar events with respect to the Company's common stock, par value $0.0001 per share and (c) any other securities into which or for which any of the Company's common stock, par value $0.0001 per share, may be converted or exchanged pursuant to a plan of recapitalization, reorganization or otherwise.

         "Fair Market Value" means on any particular date (i) the closing bid price per Common Stock on such date on the national securities exchange or automated quotation system on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not then listed on a national securities exchange or automated quotation system, the closing bid price for each Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date.

2. Warrant Certificates. Simultaneously with the execution hereof, the Company will issue and deliver to Martin a certificate or certificates evidencing the Warrants (the "Warrant

Certificates"). Such certificate or certificates shall be substantially in the form set forth as Exhibit A attached hereto. Warrant Certificates shall be dated the date of issuance by the Company.

3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its Chief Executive Officer, President or any Vice President. Each Warrant Certificate shall also be signed on behalf of the Company by its Secretary or an Assistant Secretary.

4. Restrictions on Transfer; Registration of Transfers and Exchanges. Prior to any proposed transfer of the Warrants or the Warrant Shares, unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the transferring Holder will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Warrants or Warrant Shares, as applicable, may be sold or otherwise transferred without registration under the Securities Act. Notwithstanding anything to the contrary, the Warrants shall be transferable by a Holder, in whole or in part, to one or more of such Holder's affiliates, members, managers or partners, in each case, without the consent of the Company, so long as (a) the Company is notified of such a transfer, (b) any such transferee is an "accredited investor" (as defined in the Securities Act) and (c) there are no more than ten
(10) transfers to more than ten (10) such affiliates, members, managers or partners pursuant to this provision.

         Within 15 days of the fulfillment of the foregoing requirements of this Section 4, the Company will, at its expense, issue to a transferee of the Warrants a new Warrant in like tenor for such number of Warrant Shares or other securities as the Warrants are then exercisable.

         Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation) each Warrant Certificate shall bear the legend included on the first page of Exhibit A, unless in such opinion of counsel, such legend is no longer required by the Securities Act.

5. Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Holder shall have the right to receive from the Company the number of fully paid and nonassessable Warrant Shares (and such other consideration) which the Holder may at the time be entitled to receive on exercise of such Warrants, in whole or in part, and payment of the Exercise Price for such Warrant Shares. Each Warrant, in whole or in part, may be exercised at any time and from time to time during the period commencing on the date hereof, and ending at 5:00 p.m., New York, New York time, on April 15, 2007 (the "Expiration Date"). Each Warrant not exercised prior to 5:00 p.m., New York, New York time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

         Subject to adjustment as hereinafter provided, the price at which each Warrant shall be exercisable (the "Exercise Price") shall be equal to $0.13 per share of Common Stock.

         A Warrant may be exercised upon surrender to the Company, at its office designated for such purpose, of the Warrant Certificate or Warrant Certificates to be exercised with the form of election to purchase (in the form attached hereto as Appendix 1) attached thereto duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made, at the election of the Holder, (i) in cash, by certified or official bank check payable to the order of the Company,
(ii) by cashless exercise as set forth in the following paragraph, or (iii) any combination thereof.

         The Holder shall have the right to surrender each Warrant, in whole or in part, to the Company together with a notice of cashless exercise, in which event the Company shall exchange such Warrant determined as follows:

         X=Y multiplied by (A-B)/A

                  where:

         X=the number of Common Stock to be issued to the Holder

         Y=the number of Warrant Shares with respect to which the Warrant is being exercised

         A=the average of the per share Fair Market Value of the Common Stock for the five (5) trading days immediately prior to (but not including) the date of exercise

         B=the Exercise Price

         Subject to the provisions of Section 6 hereof, upon such surrender of Warrant Certificates and payment of the Exercise Price, the Company shall, at its expense, issue and cause to be delivered, as promptly as practicable, and in any event within ten (10) days after the Company's receipt of the Holder's notice of exercise form, (i) to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with cash for fractional Warrant Shares as provided in
Section 10 and (ii) a Warrant(s) in like tenor as such exercised Warrants to purchase the number of Warrant Shares in respect of which such Warrants shall not have been exercised. The certificate or certificates for such Warrant Shares shall be deemed to have been issued and the person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

         Each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of
Section 3 hereof.

         All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

6. Payment of Taxes. The Company will pay all documentary stamp taxes and other governmental charges (excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

7. Mutilated or Missing Warrant Certificates. If a mutilated Warrant Certificate is surrendered to the Company, or if the Holder of a Warrant Certificate claims and submits an affidavit or other evidence satisfactory to the Company to the effect that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Warrant Certificate. If reasonably required by the Company, such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the reasonable judgment of the Company to protect the Company from any loss which it may suffer if a Warrant Certificate is replaced. If Martin or any other institutional Holder (or nominee thereof) is the owner of any such lost, stolen or destroyed Warrant Certificate, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Warrant Certificate at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant Certificate other than the unsecured written agreement of such owner to indemnify the Company.

8. Reservation of Warrant Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue in full of all Warrant Shares issuable upon exercise in full of all Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise in full of all outstanding Warrants.

         The Company or, if appointed, any transfer agent for the Common Stock and each transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the Warrants (collectively, the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with any such Transfer Agent. The Company will supply any such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available all other consideration that may be deliverable upon exercise of the Warrants. The Company will furnish any such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 11 hereof.

         Before taking any action which would cause an adjustment of the Exercise Price, the number or type of Warrant Shares issuable upon the exercise of the Warrants pursuant to Section 9 hereof, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price, in each case, as so adjusted.

         The Company covenants that all Warrant Shares and other capital stock issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free, subject to Section 6 hereof, from all taxes, liens, charges and security interests with respect to the issue thereof.

9. Adjustment of Exercise Price and Warrant Number. The number of shares of Common Stock issuable upon the exercise of each Warrant (the "Warrant Number") is initially one. The Exercise Price, the type of Warrant Shares and the Warrant Number are subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this
Section 9.

         (a) Adjustment for Change in Capital Stock.

         If the Company:

         (i) pays, makes or declares a dividend or a distribution on its Common Stock in shares of its Common Stock;

         (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

         (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares; or

         (iv) issues by reclassification of its Common Stock any shares of its capital stock (other than reclassification arising solely as a result of a change in the par value or no par value of the Common Stock);

then the Warrant Number, the type of Warrant Shares and the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall receive the aggregate number and kind of shares of capital stock of the Company which it would have received immediately following such action if such Warrant had been exercised immediately prior to such action for the same aggregate consideration that such Holder would have paid if such Warrant had been exercised immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         Such adjustment shall be made successively whenever any event listed above shall occur.

         The Company shall not issue shares of Common Stock as a dividend or distribution on any class of capital stock other than Common Stock unless (i) the Holders also receive such dividend or distribution on a ratable basis or
(ii) the appropriate adjustment to the Warrant Number and Exercise Price is made under this Section 9.

(b)      Reorganizations.

         In case of (i) any capital reorganization or reclassification, other than in the cases referred to in Section 9(a) hereof, (ii) the consolidation, amalgamation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of the Company's capital stock into shares of other stock or other securities or property), (iii) the sale of the property or assets of the Company as an entirety or substantially as an entirety, or (iv) any other transaction in which the Common Stock is changed into or exchanged for stock or securities of any other person, company or entity (collectively, such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise (at the aggregate Exercise Price in effect at the time of the consummation of any such Reorganization for all Common Stock issuable upon such exercise immediately prior to the consummation of any such transaction) of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable in relation to any shares or other property thereafter deliverable upon exercise of Warrants.

         The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof, (i) notice of such Reorganization shall be given to each of the Holders of the Warrants, (ii) the successor corporation (if other than the Company) resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to, and reasonably satisfactory to, the Holder(s), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement and the Warrants and
(iii) if the Company shall survive the consummation of such Reorganization, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Agreement or the Warrants.

(c)      Notice of Adjustment.

         Whenever any event described in Sections 9(a) or 9(b) occurs, the Company shall provide the notices required by Section 11 hereof.

(d)      Form of Warrants.

         Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement but shall nevertheless be exercisable for the adjusted number of Warrant Shares or kind of shares purchasable upon the exercise of the Warrants, in each case at the adjusted Exercise Price.

10. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a

Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall, pay an amount in cash equal to the Fair Market Value of the Warrant Share so issuable, multiplied by such fraction.

11. Notices to Warrant Holders. Upon any adjustment pursuant to Section 9 hereof, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of an officer of the Company setting forth the Warrant Number and Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each of the Holders at its address appearing on the Warrant Register written notice of such adjustments. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11.

         In case:
         (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

         (b) the Company shall authorize the distribution to all holders of shares of Common Stock of assets, including cash, evidences of its indebtedness, or other securities;

         (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company proposes to take any action that would require an adjustment to the Warrant Number pursuant to Section 9 hereof;

then the Company shall cause to be given to each of the Holders at its address appearing on the Warrant Register, at least 20 Business Days prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, in accordance with the provisions of Section 12 hereof, a written notice stating (i) the date as of which the holders of record of shares of the capital stock of the Company to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of the capital stock of the Company, or
(iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of the capital stock of the Company shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders (prior to the exercise of such Warrants) the right to vote or to consent, or any rights whatsoever as shareholders of the Company; provided, however, that nothing in the foregoing provision is intended to detract from any rights explicitly granted to any Holder hereunder.

12. Notices to the Company and Warrant Holders. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class registered or certified mail, postage prepaid, telex, facsimile, or overnight air courier guaranteeing next day delivery:

         (a) if to Martin, to the address specified on the signature page executed by Martin; and

         (b) if to the Company, to the address specified on the signature page executed by the Company.

         All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five
(5) Business Days after being deposited in the mail, postage prepaid, if mailed (so long as a fax copy is sent and receipt acknowledged within two (2) business days after mailing); (iii) when answered back if telexed; (iv) when receipt acknowledged, if faxed; and (v) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five (5) days' prior written notice of such change in accordance herewith.

13. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

14. Termination. This Agreement shall terminate if all Warrants, all of the rights represented by the Warrants and all obligations owed by the Company to the Holders have been exercised or shall have expired or been canceled pursuant to this Agreement.

15. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (PROVIDED THAT DETERMINATIONS RELATING TO CORPORATE LAW SHALL BE CONSTRUED IN ACCORDANCE WITH THE DELAWARE GENERAL CORPORATION LAW). THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY DELAWARE STATE COURT SITTING IN DELAWARE, OR ANY FEDERAL COURT SITTING IN DELAWARE IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE WARRANTS, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AGREES THAT IT WILL NOT COMMENCE ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OTHER JURISDICTION. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A WARRANT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         EACH OF THE PARTIES HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF MARTIN'S INVESTMENT IN THE COMPANY CONTEMPLATED HEREBY. THE SCOPE OF THIS JURY TRIAL WAIVER SHALL BE LIMITED TO DISPUTES BETWEEN THE COMPANY AND MARTIN AND SHALL NOT EXTEND TO DISPUTES BETWEEN THE COMPANY AND ANY OTHER PERSON.

16. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Holders and the Holders' successors and assigns, any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Holders and the Holders' successors and assigns.

17. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18. Amendments and Waivers. This Agreement and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Subject to Section 13, the Company agrees it will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or any Warrant unless each Holder (irrespective of the amount of Warrants then owned by it) shall substantially concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information (including any offer of remuneration) to enable it to make an informed decision with respect thereto which information shall be the same as that supplied to each other Holder.

19. Entire Agreement. This Agreement and the Warrants constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. If the terms of this Agreement are inconsistent or conflict with the terms of any Warrant, the terms of this Agreement shall govern and control.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.


Address for Notices:                      SCIENT, INC.

Attn: General Counsel
      79 Fifth Avenue
      New York, NY  10003
                                          By: /s/ Jacques Tortoroli
                                             -----------------------------------
                                          Name: Jacques Tortoroli
                                               ---------------------------------
                                          Title: CFO, Treasurer & Secretary
                                                --------------------------------

Addresses for Notices:

Attn: Scott C. Verges                     TMG/LANDMARK, L.P.,
      General Counsel                     a Delaware limited partnership
      Cathy Greenwold                     By: Martin/One Market LLC,
      Executive Vice President                a California limited liability
         100 Bush Street                         company,
         26th Floor                       Its: General Partner
         San Francisco, CA 94104               By: TMG Partners,
                                                   a California corporation,
                                                   its Managing Member

                                                   By: /s/
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                                   EXHIBIT A

                         [Form of Warrant Certificate]

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACTS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACTS OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           WARRANT TO PURCHASE STOCK

No.:

Issue Date:       April 15, 2002
Expiration Date:  April   , 2007


THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, TMG/LANDMARK, L.P. (such holder or its permitted transferees or assigns being, the "Holder") is entitled to purchase up to 50,000 (subject to adjustment as provided herein) fully paid and nonassessable shares of Common Stock (as defined below) (as so adjusted, the "Warrant Shares") of SCIENT, INC. (the "Company") at the initial exercise price per Warrant Share of $0.13 (the "Exercise Price") as adjusted pursuant to
Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

"Common Stock" means (i) the Company's common stock, par value $0.0001 per share, (b) any securities of the Company which the holders of the Company's common stock, par value $0.0001 per share, shall be entitled to receive, or shall have received, in connection with any stock splits, stock dividends or similar events with respect to the Company's common stock, par value $0.0001 per share and (c) any other securities into which or for which any of the Company's common stock, par value $0.0001 per share, may be converted or exchanged pursuant to a plan of recapitalization, reorganization or otherwise.

                              ARTICLE 1. EXERCISE

         1.1 Method of Exercise. At any time, and from time to time, after the Issue Date and on or prior to the Expiration Date, Holder may exercise this Warrant, in whole or in part, by delivering a duly executed Notice of Exercise (in substantially the form attached hereto as Appendix 1) to the principal office of the Company. Payment of the aggregate Exercise Price shall be made, at the election of the Holder, (i) in cash, by certified or official bank check payable to the order of the Company, (ii) by cashless exercise as set forth in Section 1.2, or (iii)any combination thereof.

         1.2 Cashless Exercise. The Holder shall have the right to surrender each Warrant, in whole or in part, to the Company together with a notice of cashless exercise, in which event the Company shall exchange such Warrant determined as follows:

         X=Y multiplied by (A-B)/A

                  where:

         X=the number of Common Stock to be issued to the Holder

         Y=the number of Warrant Shares with respect to which the Warrant is being exercised

         A=the average of the per share Fair Market Value of the Common Stock for the five (5) trading days immediately prior to (but not including) the date of exercise

         B=the Exercise Price

         1.3 Fair Market Value. "Fair Market Value" means on any particular date (i) the closing bid price per Common Stock on such date on the national securities exchange or automated quotation system on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not then listed on a national securities exchange or automated quotation system, the closing bid price for each Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date.

         1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, and in any event within ten (10) days after the Company's receipt of the Holder's Notice of Exercise, the Company shall deliver
(i) to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with cash for fractional Warrant Shares and (ii) a Warrant(s) in like tenor as such exercised Warrants to purchase the number of Warrant Shares in respect of which such Warrants shall not have been exercised.

         1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, if reasonably required by the Company, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant in substantially identical form.

        ARTICLE 2. ADJUSTMENTS TO THE EXERCISE PRICE AND WARRANT NUMBER

         The Exercise Price, the type of Warrant Shares and the number of shares of Common Stock issuable upon the exercise of each Warrant (the "Warrant Number") are subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Article 2.

         2.1      Adjustment for Change in Capital Stock. If the Company:

         (i) pays, makes or declares a dividend or a distribution on its Common Stock in shares of its Common Stock;

         (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

         (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares; or

         (iv) issues by reclassification of its Common Stock any shares of its capital stock (other than reclassification arising solely as a result of a change in the par value or no par value of the Common Stock);

then the Warrant Number, the type of Warrant Shares and the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall receive the aggregate number and kind of shares of capital stock of the Company which it would have received immediately following such action if such Warrant had been exercised immediately prior to such action for the same aggregate consideration that such Holder would have paid if such Warrant had been exercised immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         Such adjustment shall be made successively whenever any event listed above shall occur.

         The Company shall not issue shares of Common Stock as a dividend or distribution on any class of capital stock other than Common Stock unless
(i) the Holder also receives such
dividend or distribution on a ratable basis or (ii) the appropriate adjustment to the Warrant Number and Exercise Price is made under this Section 2.1.

         2.2      Reorganizations.

         In case of (i) any capital reorganization or reclassification, other than in the cases referred to in Section 2.1 hereof, (ii) the consolidation, amalgamation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of the Company's capital stock into shares of other stock or other securities or property), (iii) the sale of the property or assets of the Company as an entirety or substantially as an entirety, or (iv) any other transaction in which the Common Stock is changed into or exchanged for stock or securities of any other person, company or entity (collectively, such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise (at the aggregate Exercise Price in effect at the time of the consummation of any such Reorganization for all Common Stock issuable upon such exercise immediately prior to the consummation of any such transaction) of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable in relation to any shares or other property thereafter deliverable upon exercise of Warrants.

         The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof, (i) notice of such Reorganization shall be given to each of the Holders of the Warrants, (ii) the successor corporation (if other than the Company) resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to, and reasonably satisfactory to, the Holder(s), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement and the Warrants and
(iii) if the Company shall survive the consummation of such Reorganization, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Agreement or the Warrants.

         2.3 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Warrant Shares or its Common Stock other than as described above that adversely affects Holder's rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.

         2.4 Fractional Shares. No fractional Warrant Shares shall be issuable upon exercise or conversion of the Warrant and the number of Warrant Shares to be issued shall be rounded down to the nearest whole Warrant Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the Fair Market Value of a full Warrant Share.

         2.5 Certificate as to Adjustments. Upon each adjustment as set forth in this Article 2, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of an officer of the Company setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price and the number of Warrant Shares issuable upon exercise or conversion of the Warrant in effect upon the date thereof and the series of adjustments leading to any adjustments thereof.

            ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY

         3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder that: (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware;
(ii) the Warrant Agreement and the Warrant have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms; and (iii) the authorized capital stock of the Company, immediately prior to the date hereof, consist of 500,000,000 shares of Common Stock, par value $.0001, and 10,000,000 shares of Preferred Stock, par value $.0001. The Company hereby represents and warrants to the Holder that all Warrant Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Warrant Shares, shall, upon issuance in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

         3.2 Notices to Warrant Holders. Upon any adjustment pursuant to
Article 2 hereof, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of an officer of the Company setting forth the Warrant Number and Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each of the Holders at its address appearing on the Warrant Register written notice of such adjustments. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 3.2.

         In case:

         (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

         (b) the Company shall authorize the distribution to all holders of shares of Common Stock of assets, including cash, evidences of its indebtedness, or other securities;

         (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company proposes to take any action that would require an adjustment to the Warrant Number pursuant to Article 2 hereof;

then the Company shall cause to be given to each of the Holders at its address appearing on the Warrant Register, at least 20 Business Days prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, in accordance with the provisions of Section 6.5 hereof, a written notice stating (i) the date as of which the holders of record of shares of the capital stock of the Company to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of the capital stock of the Company, or
(iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of the capital stock of the Company shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 3.2 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holders (prior to the exercise of such Warrants) the right to vote or to consent, or any rights whatsoever as shareholders of the Company; provided, however, that nothing in the foregoing provision is intended to detract from any rights explicitly granted to any Holder hereunder.

                      ARTICLE 4. REPRESENTATIONS OF HOLDER

         In connection with the proposed purchase of the Warrant, Holder hereby represents to the Company as of the Issue Date as follows:

         4.1 Investment. Holder is purchasing the Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

         4.2 Knowledge. Holder is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant.

         4.3 Registration. Holder understands that the Warrant has not been registered under the Securities Act in reliance upon a specific exemption therefor, which exemption depends upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. Holder further understands that the Warrant must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, Holder understands that the Company is under no obligation to register the Warrant. In addition, Holder understands that the certificate evidencing the Warrant will be imprinted with the legend referred to in the Warrant until such time as the same shall have been registered under the Securities Act of 1933, as amended (the "Securities Act") or sold pursuant to Rule 144 promulgated thereunder (or similar rule or regulation), unless in the reasonable opinion of the Holder's counsel, such legend is no longer required by the Securities Act.

4.4      Rule 144.

         (i) Resale Conditions. Holder is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of

"restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable.

         (ii) Resale Restrictions. Holder further understands that at the time it wishes to sell the Warrant there may be no public market upon which to make such a sale, and that, even if such a public market upon which to make such a sale then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Holder may be precluded from selling the Warrant under Rule 144 even if any applicable one-year minimum holding period has been satisfied.

         (iii) Non-Rule 144 Exemption. Holder further understands that, in the event all of the requirements of Rule 144 are not satisfied, then registration under the Securities Act, compliance with Regulation A, or some other exemption from registration will be required in order for the Holder to sell the Warrant.

                               ARTICLE 5. VESTING

         5.1 Vesting. This Warrant is fully vested.

                            ARTICLE 6. MISCELLANEOUS

         6.1 Term; Notice of Expiration. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

         6.2 Legends. This Warrant and the Warrant Shares (and the securities issuable, directly or indirectly, upon conversion of the Warrant Shares, if any) shall be imprinted with a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACTS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACTS OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         6.3 Compliance with Securities Laws on Transfer. Prior to any proposed transfer of the Warrants or the Warrant Shares, unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the transferring Holder will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Warrants or Warrant Shares, as applicable, may be sold or otherwise transferred without registration under the Securities Act. Notwithstanding anything to the contrary, the Warrants shall be transferable by a Holder, in whole or in part, to one or more of such Holder's affiliates, members, managers or partners, in each case, without the consent of the Company, so long as (a) the Company is notified of such a transfer, (b) any such transferee is an "accredited investor" (as defined in the Securities Act) and (c) there are no more than ten (10) transfers to more than ten (10) such affiliates, members, managers or partners pursuant to this provision.

         6.4 Transfer Procedure. Subject to the provisions of Section 6.3, Holder may transfer all or any of the Warrant Shares issued upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Warrant Shares, if any) by giving the Company notice of the Warrant Shares being transferred, setting forth the name, address and taxpayer identification number of transferees and surrendering the certificate(s) for the Warrant Shares being transferred to the Company for reissuance to the transferee(s) (and Holder if applicable).

         6.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, telex, facsimile or overnight air courier guaranteeing next day delivery at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time. Until otherwise instructed in writing by Holder, the notice address for Holder shall be c/o The Martin Group located at 100 Bush Street, 26th Floor, San Francisco, CA 94104. Until otherwise instructed in writing by the Company, the notice address for the Company shall be Scient, Inc. located at 79 Fifth Avenue, New York, NY 10003.

         6.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         6.7 Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

         6.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.


                                       COMPANY:

                                       SCIENT, INC.



                                       By: /s/ Christopher M. Formant
                                          --------------------------------------
                                          Christopher M. Formant
                                          President



                                       By: /s/ Jacques Tortoroli
                                          --------------------------------------
                                          Jacques Tortoroli
                                          Secretary

                                   APPENDIX 1

                               NOTICE OF EXERCISE

         1. The undersigned hereby elects to purchase        shares of the
Common Stock of                                                pursuant to the
terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This
conversion is exercised with respect to                       of the Shares
covered by the Warrant.

         3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:



                                       -----------------------------------------
                                       (Name)

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------
                                       (Address)

         4. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.



                                       -----------------------------------------
                                       (Signature)


-----------------------------
(Date)


                                      -1-